                                                                     As Amended
                                                                    March, 1986


          Standard Service Agreement, dated February 13, 1989, between FREDERICK ATKINS, INCORPORATED, a New York corporation, located at 1515 Broadway, New York, NY 10036, as Merchandising Counsel, herein called "Atkins," and LAMONTS, located at 3150 Richards Road, Bellevue, Washington 98007, as Client.

                               W I T N E S S E T H :

          WHEREAS, Atkins offers and the Client desires to subscribe to services of Atkins as Merchandising Counsel upon the terms hereinafter set forth.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. SERVICES TO BE RENDERED: Atkins agrees to furnish to the Client all or such of the following available services as the Client may desire:

          (a) A broad range of information, including market coverage, fashion reporting, advertising and sales promotion, marketing and research, direct mail, personnel and training;

          (b) Office space assigned to the Client in the Atkins office for purposes of meetings, displays and buying needs of the Client, together with access to Atkins general office space and facilities;

          (c) Accompanying the Client's buyers in the New York market and advising them regarding buying plans and programs;

          (d) Upon the Client's request, placing individual purchase orders for the account of the Client and reporting on the status thereof;

          (e) Access to the full range of programs, services and functions carried on from time to time by Atkins and its related companies, including (i) all programs of Frederick Wholesale Corporation, a wholesale subsidiary of Atkins; (ii) direct store import activities through Atkins; (iii) exchange of operating information with participating Clients through performance measurement statistics programs; (iv) United States or overseas offices or agents operated or used by Atkins: (v) catalogue and statement enclosure projects; (vi) private label programs and use of Atkins' trademarks in this connection.


                                   EXHIBIT A

          2. AVAILABILITY OF SERVICES: During the term of the Agreement, Atkins will make available its full services to all Clients on the same basis, or an equivalent alternative thereof.

          3. CHARGES: (a) The Client, in addition to the fee hereinafter provided for, will be charged for the office space assigned to it, the amount of such charge to be based on the current rate per square foot, plus electricity and yearly escalation charges for building operating costs and real estate taxes.

          (b) Atkins may render to the Client and to other Atkins' Clients at their request certain services, including some of those referred to in paragraph 1(e), of such kind and nature as may require an additional charge. The cost of such services shall be allocated and charged in whole or in part to the Client and other participating Clients, the manner of such allocation to be determined on an equitable basis by the Atkins Board of Directors or Executive Committee, herein called "Atkins Board."

          (c) All expenses and charges incurred by Atkins for account of the Client, including telephone calls and any other expenses incurred on the request of the Client, shall be paid by the Client.

          4. FEES FOR SERVICES: The Client will pay a fee to Atkins in full payment of the services to be rendered to the Client (and without regard to the extent to which the Client calls upon Atkins for such services or any of them) based on the estimated net sales, adjusted for the actual current net sales of the Client, as more particularly provided below. (See Schedule A)

          (a) Not later than February 15th of each year during the continuance of this Agreement, the Client shall notify Atkins of the Client's estimated net sales for the annual period ending nearest to the 31st of the following January and of the Client's actual net sales for the annual period ending nearest to the 31st of the immediately preceding January. "Net sales" shall be deemed to include all sales derived from any sources whatsoever, including owned departments, leased departments, cost departments, alterations, work rooms, contract departments, restaurants, employees' cafeterias, soda fountains, etc.; provided, however, that no net sales from leased departments aggregating more than 10% of the Client's total net sales for the annual period shall be included in net sales for fee determination purposes.

          (b) Commencing in April of each year, the Client shall pay a fee based on its current estimated net sales as determined in (a) above. In the succeeding March, Atkins shall credit or charge the Client for any amount required to conform the fee to the Client's actual net sales for the preceding annual period.

          (c) The Client shall pay such fee, computed as above provided, on or before the 10th day of each month, in equal installments (or, if the Client is on a 4-5-4 calendar, on or before the 10th day after the end of each monthly period, in adjusted installments).

          (d) The Atkins Board may in its discretion at any time or from time to time increase or decrease the rate of fee, either on a fixed basis or on a sliding scale for all or such part of a fiscal year as it deems advisable, and Atkins shall in such event immediately notify each Client of such change and the effective date thereof.

          (e) If a new rate of fee becomes effective, a Client dissenting to the change shall be entitled to terminate this Agreement as provided, in paragraph 6. In such case the Client shall continue to pay the fee at the rate in force prior to the new rate during the period provided in paragraph 6.

          (f) When separate stores, if any, of the Client are operated in a sufficiently autonomous manner so as to require, in the judgment of the Atkins Board, the performing of substantial separate services by Atkins for such stores, the Client may be required by the Atkins Board to pay an amount, determined by such Board on an equitable basis, for any or all of such separate stores.

          5. DEPOSITS: (a) The Client agrees to participate in the Import Deposit system and to make its full share of import deposits as determined periodically by Atkins, based on the ratio of the Client's prior year import purchases through Atkins and its subsidiaries to the total import purchases therefrom of all Clients, and, in the case of Client's first year, based on current year's projection of import purchases.

          (b) The Client agrees to pay all invoices of Atkins and its subsidiaries according to the terms shown on such invoices. If the Client has an unpaid balance

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over 30 days old at the end of any month due Atkins or a subsidiary, the Client agrees to make a Past Due Deposit with such company for the full amount of the over-30-day balance, such deposit to be adjusted monthly based on the current over-30-day balance. Interest at prime plus 1% will be assessed if the Past Due Deposit is not paid.

          (c) Deposits may not be used by the Client to offset amounts owed by the Client to Atkins or a subsidiary, but, subject to subparagraph (d), will be returned to the Client to the extent of a reduction in the Client's import purchases or over-30-day unpaid balances only after such reduction occurs.

          (d) Atkins and its subsidiary with which such deposit was made shall have a security interest in any such deposit and shall have the right to set off any such deposit at any time against a debt owed by the Client to either Atkins or a subsidiary.

          6. PERIOD OF AGREEMENT: (a) Either party may terminate this agreement at the end of any calendar month by giving at least 18 months prior written notice to the other, such notice to be deemed given only when delivered in person to an officer of the other party or mailed by registered mail to such party. Atkins may give such notice only: (a) by consent, whether or not given at a meeting, of at least 3/4ths of its entire Board of Directors; or (b) if authorized by a vote of 2/3rds of its outstanding stock entitled to vote. In case of notice of termination by either party, the monthly fee of the Client shall from the date of such notice be based on the actual net sales of the Client for the 12-month period immediately prior to the date of such notice and shall continue to be due and payable for all months to and including the termination date, subject to subparagraph (b).

          (b) If the Atkins Board decides to discontinue availability of full services theretofore available to the Client during the period between the giving of notice and the termination date, and the Client is in a position to utilize such services, the Client's continuing obligation to pay the monthly fees shall cease with the month in which the availability of such services is actually discontinued by Atkins.

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          (c)  Failure to pay such fee on or before the tenth day of any month during the period between the date of notice of termination and the termination date shall make the remaining monthly fee payments become immediately due and payable without notice.

          7. PURCHASE OF STOCK: (a) (For new Clients) The Client hereby agrees to purchase: (1) 950 shares of Class A stock of Atkins at $449.12 per share, on the following basis: Five shares for each full $1,000,000 of the Client's net sales, as defined in paragraph 4, for the year ending on the January 31 immediately prior to the date of this Agreement, the purchase price per share being the book value thereof as determined by Atkins' auditors on the basis of assets represented by capital and surplus, excluding any goodwill that may be on the books, as of the close of Atkins' fiscal year preceding that in which this Agreement is executed; and (2) 380 shares of Class B stock of Atkins at $1.00 per share, on the basis of one share of Class B stock for each full $500,000 of the Client's net sales for the year ending on the January 31 immediately prior to the date of this Agreement. (See Schedule A)

                                         or

          (b) (For existing Clients) The Client has previously purchased ____ shares of Class A stock of Atkins at a price previously agreed upon and ____ shares of Class B stock of Atkins at $1.00 per share.

          (c) The Client also agrees to purchase 50 additional shares of Class A stock and 20 additional shares of Class B stock of Atkins if and when the Client's annual net sales, as defined in paragraph 4, increase to a level which is $25 million per year in excess of the annual net sales for the year ended January 1984; and to purchase 50 additional shares of Class A stock and 20 additional shares of Class B stock of Atkins at the end of each year during which the Client's net sales have cumulatively increased another $25 million. Such additional purchase or purchases of Atkins Class A stock shall be made at a price per share based on the book value of Atkins Class A stock, determined as aforesaid, as of the close of Atkins' fiscal year immediately preceding the January 31 of the


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year in which such increase in the Client's annual net sales occurs.  The Class
B stock shall be at a price of $1.00 per share. The price for such additional Atkins Class A and Class B stock shall be paid to Atkins not later than March 31.

          (d) When the Client has purchased a total of 1,200 shares of Class A Stock and 480 shares of Class B stock of Atkins, no additional purchases will be required.

          8. REPURCHASE OF STOCK: The Client agrees that during the continuance of this Agreement it will not voluntarily sell, pledge or otherwise dispose of any of such shares of stock referred to in paragraph 7 (other than by reorganization) without the written consent of Atkins given pursuant to a resolution adopted by the Atkins Board. Atkins and the Client further agree that in the event of termination of this Agreement, the Client will sell and Atkins, if and to the extent it may lawfully do so within the limitations imposed by the laws of the State of New York upon the impairment of its capital, will purchase the shares of Atkins stock held by the Client, in the case of Class B stock at $1.00 per share, and in the case of Class A stock at the book value as determined by Atkins' auditors on the basis of assets represented by capital and surplus, excluding any goodwill that may be on the books, as of the close of the fiscal year within which the notice of termination has been given, less the amount of any indebtedness of the Client to Atkins or any of its subsidiaries. The stock will be tendered to Atkins duly endorsed at Atkins' office against payment therefor at any time after notice of termination is given under paragraph 6, but not later than one year after the effective termination of this Agreement, on such date as may be specified by Atkins by written notice to the Client given at least five days in advance of the date so specified, and upon failure of Atkins to specify another date it will be transferred and paid for upon the last business day of the fiscal year following the termination of this Agreement. In case by reason of legal limitations Atkins should be unable to purchase any of the shares of Atkins stock from the Client, Atkins shall notify all Clients to that effect and endeavor to procure among such Clients, pro rata among those who desire to purchase the same, purchasers for such stock within one year after such termination.

          All certificates for shares of Atkins stock purchased or subscribed for by Atkins Clients shall bear endorsed thereon a reference to the restrictions upon transfer and the agreement to sell set forth in this and other Standard Service Agreements.

          The Client agrees, so long as it remains a stockholder in Atkins, to take such action as a stockholder by vote, consent or otherwise for reduction of the capital of the corporation or other measures which may be recommended by the Atkins Board on advice of counsel in order to enable Atkins legally to purchase or retire, upon the terms of the Standard Service Agreement, the stock held by any Client whose Standard Service Agreement is terminated.

          9. OVERSEAS PURCHASES: (a) The Client agrees to make use of Atkins overseas offices, and, if a new Client, to make such use of these offices within one year after becoming a Client.

          (b) The Client agrees that when Client's own direct imports are handled through Atkins letters of credit, with Atkins acting as agent even though importer of record, Client will indemnify Atkins from any liability, loss, costs, damages, penalties and expenses of any kind, including reasonable attorneys' fees, incurred by Atkins arising out of such import transaction or the use by anyone of such imported merchandise. Atkins will file insurance claims for goods that are lost or damaged while in transit from overseas.

          10. POLICIES AND AMENDMENTS: (a) The Client in its relationship with Atkins and with other Clients of Atkins agrees to abide by Atkins' policies and procedures and to participate in Atkins' service-functions and activities consistent with loyal membership.

          (b) Except as to the paragraphs hereinafter specified, any provision of this Agreement may be amended or revised by vote of a majority of the full Board of Directors of Atkins, but only if any such amendment or revision by its terms is made effective as to all Clients of Atkins covered by a Standard Service Agreement substantially similar to this Agreement. However, no amendment or revision conflicting with or superseding (1) paragraph 6 (Period of Agreement); (2) paragraph 7 (Purchase of Stock); or (3) paragraph 8 (Repurchase of Stock) shall become effective without the written consent of the Client.

          11. This Agreement supersedes any Standard Service Agreement and any amendment thereto previously executed by the parties hereto.


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          12.  All notices to Atkins and to the Client shall be sent to them at their respective addresses set forth at the beginning of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their officers or representatives thereunto duly authorized as of the date and year first above written.



                                        FREDERICK ATKINS, INCORPORATED:

                                        BY:  /s/ F.O. Lawson, Jr.
                                             --------------------------------

                                        CLIENT:

                                        LAMONTS   /s/  Frank E. Kulp, III
                                        -------------------------------------
                                        BY:
                                             --------------------------------


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                              STANDARD SERVICE AGREEMENT
                                      SCHEDULE A


PARAGRAPH 4

By special arrangement, the service fee will be modified as follows:

1. The annual fee will be based upon Lamonts fiscal year sales (November - October) rather than February-January as outlined in paragraph 4(a).

2. For the first year of the contract only, Lamonts annual fee shall be calculated net of leased department sales. Commencing with the second year and each succeeding year, Lamonts annual fee shall be based on total sales inclusive of leased sales as outlined in paragraph 4(a).

3. Lamonts first year service fee shall be reduced by the actual cost of fees up to a maximum of $75,000 paid by Lamonts to its existing buying offices (Felix Lilienthal and Barbara Fields) from March 1, 1989 through the end of those contracts.

PARAGRAPH 7

By special arrangement, Lamonts purchase of Atkins Class A and Class B stock shall be based on Lamonts Fiscal 1988 (November 1987 - October 1988) sales of $190,000,000. The aggregate purchase price of Atkins Class A and Class B stock on this sales volume amounts to $427,044.00 and will be paid in four (4) equal installments according to the following schedule.

                    Date                     Amount Due
                    ----                     ----------

               March 1, 1989                 $106,761.00
               March 1, 1990                  106,761.00
               March 1, 1991                  106,761.00
               March 1, 1992                  106,761.00
                                             -----------

                                             $427,044.00
                                             -----------
                                             -----------


CLIENT:                       FREDERICK ATKINS, INCORPORATED:

LAMONTS                       By:  /s/ F.O. Lawson, Jr.
                                   --------------------------------

By:  /s/ Frank E. Kulp, III
    -----------------------
Date:                         Date:  February 13, 1989
     ----------------------          -----------------

                      AMENDMENT TO STANDARD SERVICE AGREEMENT

The undersigned, a Client of Frederick Atkins, Incorporated and party to its Standard Service Agreement, pursuant to the recommendation of the Executive Committee of the Board of Directors at its meeting held on September 28, 1989, hereby agrees to Amendments to the Standard Service Agreement between it and Frederick Atkins, Incorporated, as follows:

1. To change the fourth line of paragraph 1(e) to read: "Frederick Worldwide Company, ad division of," and to remove the references to "subsidiary" of Atkins in paragraph 5.

2.   In paragraph 6(b) to insert at the beginning of the first sentence:
"Except as hereinafter provided," and to add a new sentence at the end thereof as follows:

"However, Atkins shall have no obligation to provide to a Client which has given notice of termination any performance measurement, expense, merchandise, sales, or other reports or statistics regarding the operations of Atkins, its clients or its vendors, and the discontinuance of the furnishing of such information shall not terminate the obligation of the Client to pay monthly fees as above provided for the 18 month period, nor shall the Client have any obligation to furnish to Atkins during this period any reports regarding its operations."

Dated: October 3, 1989
       ---------------

                                                  FREDERICK ATKINS, INCORPORATED

                                                  BY:
                                                      --------------------------

                                                  CLIENT:  /s/ Lamonts
                                                          ----------------------

                                                  BY:  /s/ Leonard Synder
                                                      --------------------------

                      AMENDMENT TO STANDARD SERVICE AGREEMENT


     The undersigned, Client of Frederick Atkins, Inc. and party to the Standard Service Agreement, pursuant to the recommendation of the Executive Committee at its meeting held on January 15, 1990, hereby agrees to an Amendment to the Standard Service Agreement between it and Frederick Atkins, Inc. as follows:

     1.  To add a new sub-paragraph 6(d) as follows:

         "(d) In the event that the Client merges, consolidates, or is otherwise combined with one or more other Clients, the 18-month termination fee, whether paid over such 18-month period or earlier, shall continue to be due and payable until paid in full. In connection with the calculation of Fees for Services under paragraph 4, the net sales of the Client which is terminating shall not be added to the net sales of the Client which is not terminating until the 18-month period has expired. The shares of stock of Atkins issued to the Client which is terminating shall not be required to be repurchased by Atkins until such termination fee has been so paid."

Dated:  February 5, 1990
       -----------------
                                                  FREDERICK ATKINS, INCORPORATED

                                                  By:  /s/ F.O. Lawson, Jr.
                                                      --------------------------

                                                  CLIENT:  LAMONTS


                                                  By:  /s/ Leonard Snyder
                                                      --------------------------